Exhibit 21.1

Upon completion of the Proposed Transaction, the subsidiaries of JBS N.V. are expected to be:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is expected to be a direct wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1.	40 North Foods, Inc.	Delaware, United States

2.	Adams Pork Products Limited	United Kingdom

3.	Albert Van Zoonen B.V.	The Netherlands

4.	Alvey do Brazil Comercio de Maquinas de Automação Ltda.	Brazil

5.	Andrews Meat Industries Pty. Ltd.	Australia

6.	Arkose Investments ULC	Ireland

7.	Attleborough Foods Ltd.	United Kingdom

8.	Australian Consolidated Food Holdings Pty. Ltd.	Australia

9.	Australian Consolidated Food Investments Pty. Ltd.	Australia

10.	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil

11.	Avicola Pilgrim’s Pride de Mexico S.A de C.V.	Mexico

12.	Bakewell Foods Ltd	United Kingdom

13.	Baumhardt Com. e Part. Ltda.	Brazil

14.	Baybrick LandCo Pty. Ltd.	Australia

15.	Baybrick Pty. Ltd.	Australia

16.	Belvoir Foods Limited	United Kingdom

17.	Biotech Foods, S.L.	Spain

18.	Birla Società Agricola Srl	Italy

19.	Cattle Production Systems, Inc.	Delaware, United States

20.	Climert Investments S.A	Uruguay

21.	Combo México Holdings, S. de R.L de C.V.	Mexico

22.	Combo Productora, S. de R.L de C.V	Mexico

23.	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico

24.	Conceria Priante S.p.A	Italy

25.	Condesa Norte Indústria e Comércio Ltda.	Brazil

26.	Consumer Foods Van Sales (Ireland) Ltd.	Ireland

27.	Consumer Foods Van Sales Ltd.	Ireland

28.	Cordine Pty. Ltd.	Australia

29.	D Blowers Limited	United Kingdom

30.	Dalehead Foods Limited	United Kingdom

31.	Denver Processing, LLC	Tennessee, United States

32.	Diamond Valley Pork Pty Ltd	Australia

33.	Dungannon Proteins Limited	United Kingdom

34.	Easey Herds Limited	United Kingdom

35.	Easey Holdings Limited	United Kingdom

36.	Easey Pigs Limited	United Kingdom

37.	Easey Veterinary Services Limited	United Kingdom

38.	Empire Management Company, LLC	Tennessee, United States

39.	Empire Packing Company, LLC	Tennessee, United States

40.	Excelsior Alimentos S.A.	Brazil

41.	Fampat S.A. de C.V.	Mexico

42.	Flora Green Pty. Ltd.	Australia

43.	FLS Systems NV	Belgium

44.	Food Processors Water Cooperative, Inc.	Virginia, United States

45.	Food Ventures North America Canada, Inc.	Canada

46.	Food Ventures North America, Inc	Delaware, United States

47.	Galina Pesada S.A.P.I. de C.V	Mexico

48.	Geo Adams & Sons (Farms) Limited	United Kingdom

49.	Geo Adams & Sons Limited	United Kingdom

50.	Gideny S.A.	Uruguay

51.	Gold’n Plump Farms, LLC	California, United States

52.	Gold’n Plump Poultry, LLC	California, United States

53.	Good Country Investments Pty. Ltd.	Australia

54.	Good Country Pty. Ltd.	Australia

55.	Hadgraft Industrial Properties, LLC	Georgia, United States

56.	Hamer International Limited	United Kingdom

57.	Hans Continental Smallgoods Pty. Ltd.	Australia

58.	Harris Mason Processing, LLC	Tennessee, United States

59.	Henco Hogs, LLC	Iowa, United States

60.	High Plains Pork, LLC	Iowa, United States

61.	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong

62.	Hunter Valley Quality Meats Pty. Ltd.	Australia

63.	Huon Aquaculture Company Pty Ltd	Australia

64.	Huon Aquaculture Group Pty Ltd	Australia

65.	Huon Ocean Trout Pty Ltd	Australia

66.	Huon Salmon Pty Ltd	Australia

67.	Huon Seafoods Pty Ltd	Australia

68.	Huon Shellfish Co. Pty Ltd	Australia

69.	Huon Smoked Salmon Pty Ltd	Australia

70.	Huon Smoked Seafoods Pty Ltd	Australia

71.	Huon Tasmanian Salmon Pty Ltd	Australia

72.	Imposete Pty. Ltd.	Australia

73.	Industry Park Pty. Ltd.	Australia

74.	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico

75.	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V	Mexico

76.	International Food Company Seara LLC	United Arab Emirates

77.	International Food Company Seara LLC - Dubai Branch	United Arab Emirates

78.	International Food Packers, LLC	Florida, United States

79.	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg

80.	JBS Aquaculture Pty Ltd	Australia

81.	JBS Asia Co. Ltd.	Hong Kong

82.	JBS Asia Pacific Investments Ltd	Ireland

83.	JBS Aspelt S.à r.l.	Luxembourg

84.	JBS Asset Management Corp.	Delaware, United States

85.	JBS Australia Air Pty Limited Liability	Australia

86.	JBS Australia Finance 1 Pty. Ltd.	Australia

87.	JBS Australia Finance Pty. Ltd.	Australia

88.	JBS Australia Pty. Ltd.	Australia

89.	JBS Aves Ltda.	Brazil

90.	JBS B.V.	The Netherlands

91.	JBS Berg S.à r.l.	Luxembourg

92.	JBS Captive Insurance Company	Colorado, United States

93.	JBS Carriers, Inc.	Delaware, United States

94.	JBS Chile Limitada	Chile

95.	JBS Clervaux Finance S.à r.l.	Luxembourg

96.	JBS Confinamento Ltda.	Brazil

97.	JBS Durham UK Ltd	United Kingdom

98.	JBS Embalagens Metálicas Ltda.	Brazil

99.	JBS Empire, Inc.	Tennessee, United States

100.	JBS Finance II Ltd	Cayman Islands

101.	JBS Finance Luxembourg S.à r.l.	Luxembourg

102.	JBS Finco, Inc.	Delaware, United States

103.	JBS Food Canada ULC	Canada

104.	JBS Food Colombia S.A.S	Colombia

105.	JBS Food Trading (Shanghai) Ltd	China

106.	JBS Foods Ontario Inc.	Canada

107.	JBS Global Luxembourg S.à r.l.	Luxembourg

108.	JBS Global Meat Holdings Pty Ltd	Australia

109.	JBS Global UK Ltd	United Kingdom

110.	JBS Greenbay, Inc.	Delaware, United States

111.	JBS Holdco Australia Pty. Ltd.	Australia

112.	JBS Holding Brasil S.A.	Brazil

113.	JBS Investments Bantry Ltd	Ireland

114.	JBS Investments Cork Ltd	Ireland

115.	JBS Investments Dublin Ltd	Ireland

116.	JBS Investments Galway Ltd	Ireland

117.	JBS Investments Luxembourg S.à r.l.	Luxembourg

118.	JBS Japan	Japan

119.	JBS La Rochette Finance S.à r.l.	Luxembourg

120.	JBS Leather Argentina S.A.U.	Argentina

121.	JBS Leather Asia Limited Liability	Hong Kong

122.	JBS Leather International B.V	The Netherlands

123.	JBS Leather Paraguay Srl	Paraguay

124.	JBS Leather Uruguay S.A.	Uruguay

125.	JBS Live Pork, LLC	Delaware, United States

126.	JBS Luxembourg Company S.à r.l.	Luxembourg

127.	JBS Malta Finance Limited Liability	Malta

128.	JBS Meat Investments Pty. Ltd.	Australia

129.	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg

130.	JBS Meat UK Ltd	United Kingdom

131.	JBS Melwood UK Limited Liability	United Kingdom

132.	JBS Mersch S.à r.l.	Luxembourg

133.	JBS Packerland, Inc.	Delaware, United States

134.	JBS Plainwell, Inc.	Delaware, United States

135.	JBS Smallgoods Holdco Australia, Pty Ltd	Australia

136.	JBS Smallgoods Holdco Pty. Ltd.	Australia

137.	JBS Smallgoods Investments Pty. Ltd.	Australia

138.	JBS Souderton, Inc.	Pennsylvania, United States

139.	JBS Southern Australia Pty. Ltd.	Australia

140.	JBS Southern Holdco AU Pty. Ltd.	Australia

141.	JBS Southern Investments 1 Pty. Ltd.	Australia

142.	JBS Southern Investments 2 Pty. Ltd.	Australia

143.	JBS Toledo N.V	Belgium

144.	JBS Tolleson, Inc.	Arizona, United States

145.	JBS Trading Agent (Dongguan)	China

146.	JBS Trading USA, Inc.	Delaware, United States

147.	JBS USA Food Company	Delaware, United States

148.	JBS USA Food Company Holdings	Delaware, United States

149.	JBS USA Holding Lux S.à r.l.	Luxembourg

150.	JBS USA Leather, Inc.	Delaware, United States USA

151.	JBS USA Promontory Holdings I, LLC	Colorado, United States

152.	JBS USA Promontory Holdings II, LLC	Colorado, United States

153.	JBS USA Promontory I, LLC	Colorado, United States

154.	JBS USA Promontory II, LLC	Colorado, United States

155.	JBS USA Sanitation Corporation	Delaware, United States

156.	JBS Wisconsin Properties, LLC	Wisconsin, United States

157.	JFC, LLC	California, United States

158.	Kahula Pty. Ltd.	Australia

159.	King’s S.p.A.	Italy

160.	Kitchen Range Foods Ltd	United Kingdom

161.	Swift & Company International Sales Corp. (Korea Branch)	Korea

162.	Lap Foods Pty. Ltd.	Australia

163.	Mafrip - Matadouro Frigorífico S.A.	Brazil

164.	Marzolara Food Processing Srl	Italy

165.	Meadow Bank Hatchery Pty Ltd	Australia

166.	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico

167.	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil

168.	Meat Snack Partners do Brasil Ltda.	Brazil

169.	Meat Snacks Partner LLC	Wisconsin, United States

170.	Merit Provisions, LLC	Texas, United States

171.	Miller Brothers Co. Inc.	Utah, United States

172.	Mopac of Virginia, Inc.	Virginia, United States

173.	Morrison’s Seafood Pty Ltd	Australia

174.	Moy Park Beef Orleans S.à.r.l	France

175.	Moy Park Bondco PLC Ltd	United Kingdom

176.	Moy Park France Holdings SAS	France

177.	Moy Park France SAS	France

178.	Moy Park Holdings Europe Ltd	United Kingdom

179.	Moy Park Ltd	United Kingdom

180.	Moy Park New Co Ltd	United Kingdom

181.	Moyer Distribution, LLC	Delaware, United States

182.	Nacrail, LLC	Delaware, United States

183.	Noon Products Ltd.	United Kingdom

184.	Normaclass S.A.	France

185.	Oak Grove, LLC	Iowa , United States

186.	Oakhouse Foods Ltd.	United Kingdom

187.	O’Kane Blue Rose NewCo 1 Ltd	United Kingdom

188.	O’Kane Poultry Ltd	United Kingdom

189.	Olympia Processing, LLC	Tennessee, United States

190.	Onix Investments UK Ltd	United Kingdom

191.	Oxdale Dairy Enterprise Pty Ltd	Australia

192.	P&H Investments 1 Pty. Ltd.	Australia

193.	P&H Investments 2 Pty. Ltd	Australia

194.	Penasul UK Ltd	United Kingdom

195.	PFS Distribution Company	Delaware, United States

196.	Pilgrim’s Food Masters Holdings Ltd	United Kingdom

197.	Pilgrim’s Food Masters Ireland Ltd.	Ireland

198.	Pilgrim’s Pride Malta Finance Limited Liability	Malta

199.	Pilgrim’s Food Group Europe Limited	United Kingdom

200.	Pilgrim’s Food Group Limited	United Kingdom

201.	Pilgrim’s Food Masters UK Limited	United Kingdom

202.	Pilgrim’s Food Pioneers Ltd	United Kingdom

203.	Pilgrim’s Pride Affordable Housing Corp.	Nevada, United States

204.	Pilgrim’s Pride Corporation	Delaware, United States

205.	Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia, United States

206.	Pilgrim’s Pride Europe Limited	United Kingdom

207.	Pilgrim’s Pride Finance, LLC	Delaware, United States

208.	Pilgrim’s Pride Ltd	United Kingdom

209.	Pilgrim’s Pride of Nevada, Inc.	California, United States

210.	Pilgrim’s Pride S. de R.L de C.V	Mexico

211.	Pilgrim’s Pride, LLC	Delaware, United States

212.	Pilgrim’s Shared Services Ltd.	United Kingdom

213.	Pilgrim’s UK Lamb Ltd	United Kingdom

214.	Pioneer Brands Limited	United Kingdom

215.	Plan Pro Restaurantes S.A. de C.V.	Mexico

216.	Planterra Holdings B.V.	The Netherlands

217.	Plumrose Holdings, Inc.	Colorado, United States

218.	Plumrose Limited	United Kingdom

219.	Plumrose USA, Inc	Colorado, United States

220.	Poppsa 3, LLC	Delaware, United States

221.	Poppsa 4, LLC	Delaware, United States

222.	PP Agnus Limited	United Kingdom

223.	PPC Marketing, Ltd.	Texas, United States

224.	PPC of Alabama, Inc.	Colorado, United States

225.	PPC Transportation Company	Delaware, United States

226.	PQP Holdings Limited	United Kingdom

227.	Premier Beehive Holdco Pty. Ltd.	Australia

228.	Premier Beehive NZ	New Zealand

229.	Primo Foods Pty Ltd.	Australia

230.	Primo Group Holdings Pty. Ltd.	Australia

231.	Primo Meats Admin Pty Ltd	Australia

232.	Primo Meats Pty. Ltd.	Australia

233.	Primo Retail Pty. Ltd.	Australia

234.	Principe America, LLC	Delaware, United States

235.	Principe di San Daniele S.p.A.	Italy

236.	Principe Foods, LLC	California, United States

237.	QMT General Partner Limited Liability	New Zealand

238.	QMT New Zealand Limited Liability Partnership	New Zealand

239.	Ready Mile Trucking Ltd	Canada

240.	Rigamonti Salumificio S.p.A	Italy

241.	Rivalea (Australia) Pty Ltd	Australia

242.	Rivalea Holdings Pty Limited Liability	Australia

243.	Rivercan	Uruguay

244.	Robotic Technologies Limited Liability	New Zealand

245.	Rocklabs Limited Liability	New Zealand

246.	Rollover Ltd.	United Kingdom

247.	Rye Valley Foods Ltd.	Ireland

248.	S&C Australia Holdco Pty. Ltd.	Australia

249.	S&C Australia Investments, Pty Ltd.	Australia

250.	S&C Resale Company	Delaware, United States

251.	Sampco Holdings, LLC	Georgia, United States

252.	Sampco LLC	Georgia, United States

253.	Sandstone Holdings S.à r.l.	Luxembourg

254.	Scott Automation a.s.	Czech Republic

255.	Scott Automation and Robotics Pty Ltd	Australia

256.	Scott Automation GmbH	Germany

257.	Scott Automation Limited Liability.	United Kingdom

258.	Scott Automation Ltd	New Zealand

259.	Scott Automation N.V.	Belgium

260.	Scott Automation SAS	France

261.	Scott LED Limited Liability	New Zealand

262.	Scott Systems (Qingdao) Co., Ltd	China

263.	Scott Systems International Inc.	Ohio, United States

264.	Scott Technology Americas Limited Liability	New Zealand

265.	Scott Technology Australia Pty Ltd	Australia

266.	Scott Technology Belgium bvba	Belgium

267.	Scott Technology Europe Limited Liability	New Zealand

268.	Scott Technology Limited Liability	New Zealand

269.	Scott Technology NZ Limited Liability	New Zealand

270.	Scott Technology USA Limited Liability	New Zealand

271.	Seara África Pty. Ltd.	South Africa

272.	Seara Alimentos Ltda.	Brazil

273.	Seara Arabia Food Industrial Company	Saudi Arabia

274.	Seara Comércio de Alimentos Ltda.	Brazil

275.	Seara Food Europe Holding B.V.	The Netherlands

276.	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates

277.	Seara Holdings (Europe) B.V.	The Netherlands

278.	Seara Holdings Ltda.	Brazil

279.	Seara Japan Ltd	Japan

280.	Seara Meats B.V.	The Netherlands

281.	Seara Middle East Foods Trading Company	Saudi Arabia

282.	Seara Middle East Wholesale and Retail Co. SPC	Kuwait

283.	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia

284.	Seara Singapore Pte. Ltd	Singapore

285.	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	Mexico

286.	Seven Point Pork Pty Ltd	Australia

287.	Swift & Company International Sales Corp. (Shangai Branch)	China

288.	Sharonville Processing, LLC	Tennessee, United States

289.	SIA.MO.CI. Srl	Italy

290.	Skippack Creek Corp.	Delaware, United States

291.	Southern Hens, Inc.	Mississippi, United States

292.	Southern Ocean Trout Pty Ltd	Australia

293.	Springfield Hatcheries Pty Ltd	Australia

294.	Springs Smoked Salmon Pty Ltd	Australia

295.	Springs Smoked Seafoods Pty Ltd	Australia

296.	Spurway Foods Ltd.	United Kingdom

297.	Sunnyvalley Smoked Meats, Inc.	California, United States

298.	Surveyors Investments Pty Ltd	Australia

299.	Swift & Company International Sales Corp.	Colorado, United States

300.	Swift Australia (Southern) Pty. Ltd.	Australia

301.	Swift Beef Company	Colorado, United States

302.	Swift Brands Company	Colorado, United States

303.	Swift Pork Company	Colorado, United States

304.	Swift Refrigerated Food S.A de C.V	Mexico

305.	Swift Southern Investments Pty. Ltd.	Australia

306.	Swift Trading Shanghai Ltd.	China

307.	Tatiara Meat Company, Pty Ltd.	Australia

308.	Tatiara Meat Investments Pty. Ltd.	Australia

309.	To-Rico Distribution Ltd	Porto Rico, United States

310.	To-Rico Ltd	Porto Rico, United States

311.	TriOak Foods, LLC	Iowa, United States

312.	TriOak Grain, LLC	Iowa, United States

313.	Vivera B.V.	The Netherlands

314.	Vivera Topholding B.V.	The Netherlands

315.	Vivera UK Ltd	United Kingdom

316.	Vivera Vastgoed B.V.	The Netherlands

317.	Weddel Ltd	Canada

318.	White Stripe Foods Investment Holdings Pty Ltd	Australia

319.	White Stripe Foods Pty Ltd.	Australia

320.	White Stripe Safco Foods (Joint Venture)	United Arab Emirates

321.	Wild Fork Holdings B.V.	The Netherlands

322.	Wonder Best Holding Co Ltd.	Hong Kong

323.	Zendaleather Co.	North Carolina, United States

324.	Zendaleather GmbH	Germany

325.	Zendaleather S.A de C.V	Mexico

326.	ZM Australia Pty. Ltd.	Australia